Exhibit 99.2

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APRIL 30, 2015 / 03:00PM GMT, STFC - Q1 2015 State Auto Financial Corp Earnings Call

CORPORATE PARTICIPANTS

Tara Shull State Auto Financial Corporation - IR & Finance Director

Bob Restrepo State Auto Financial Corporation - President, Chairman & CEO

Joel Brown State Auto Financial Corporation - SVP, Standard Lines

Jessica Buss State Auto Financial Corporation - SVP, Specialty Lines

Steve English State Auto Financial Corporation - SVP, CFO

CONFERENCE CALL PARTICIPANTS

Arash Soleimani KBW - Analyst

Paul Newsome Sandler O’ Neill & Partners L.P. - Analyst

Larry Greenberg Janney Capital Markets - Analyst

PRESENTATION

Operator

Welcome and thank you for standing by. At this time all parties are in a listen mode. After the speakers’ remarks, there will be a question-and-answer session. (Operator Instructions) Today’s call is being recorded, if you have any objections, please disconnect at this time.

I would now like to turn the call over to Investor Relations and Finance Director, Tara Shull.

Tara Shull - State Auto Financial Corporation - IR & Finance Director

Thank you, Candace. Good morning and welcome to our first quarter 2015 earnings conference call. Today, I’m joined by our Chairman, President and CEO, Bob Restrepo; Senior Vice President and CFO, Steve English; Senior Vice President of Standard Lines, Joel Brown; Senior Vice President of Specialty, Jessica Buss; Chief Investment Officer, Scott Jones; and Chief Actuarial Officer, Matt Mrozek.

Today’s call will include prepared remarks, after which we will open the lines for questions. Please note our comments today may include forward-looking statements, which by their nature involve a number of risk factors and uncertainties which may affect future financial performance. Such risk factors may cause actual results to differ materially from those contained in our projections and forward-looking statements. These types of factors are discussed at the end of our press release as well as in our annual and quarterly filings with the Securities and Exchange Commission to which I refer you.

A financial packet containing reconciliations of certain non-GAAP measures, along with supplemental financial information is available to all interested parties on our website, stateauto.com, under the Investor Section as an attachment to the press release.

Now I’ll turn the call over to STFC’s President, Chairman and CEO, Bob Restrepo.

Bob Restrepo - State Auto Financial Corporation - President, Chairman & CEO

Thank you, Tara. Good morning everyone and thanks for joining us as we review first quarter 2015 results for State Auto Financial Corporation. I also want to acknowledge and welcome Mike LaRocco to State Auto and to the call. Mike will obviously take a much more prominent role in these proceedings following his election next week as CEO and President of State Auto. Welcome, Mike.

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APRIL 30, 2015 / 03:00PM GMT, STFC - Q1 2015 State Auto Financial Corp Earnings Call

Last year, our goal was to remove the many distractions and moving pieces, which masked the quality of our underlying operating results. I think we were successful and the first quarter provides tangible evidence that our efforts have paid off. We’re pleased to have produced a combined ratio of 94.6% and a return on equity of 12.2%. Book value per share also increased nicely to $22.05 primarily as a result of these strong operating results. Lower catastrophe losses, more normal winter weather, reduced large fire losses and continued strong performance in the specialty segment all contributed to an excellent quarter. In addition RED did not impact results, homeowners and other personal property lines are extremely profitable, and our capital base remains strong.

With all this in mind, we were disappointed by A.M. Best’s decision earlier this week to revise our financial strength rating to A- with a stable outlook. We think we’ve done all the right things in fixing our homeowner business and addressing RED reserves. Homeowners is now an important profit contributor to our business going forward. And we’re quite comfortable with our reserve positions covering the RED programs. Retrospectively, these were two key factors in A.M. Best’s decision. Prospectively, we’re confident that these issues are behind us. We feel very good about what we’ve done and how we’re positioned for future profit growth and reduced earnings volatility. Given our business mix across all three insurance segments, we expect the business impact to be minimal.

In our personal insurance segment, the only line that was disappointing was personal auto. Less favorable reserve development was the reason for an uptick in our ex-catastrophe loss ratio result. We expect these results will improve as the year progresses. Earned premium prices increased 5%. Loss trends remain flat. And we know that as price increases earn out in 2015, margins will improve. Otherwise, we had an exceptionally strong quarter for personal lines.

In the business insurance segment, commercial auto results were also disappointing. Less favorable reserve development and higher large losses were the major factors contributing to a higher loss ratio. On the other hand, property results were significantly improved. Catastrophe losses were lower. Non-catastrophe weather-related losses such as frozen pipes and leaky roofs were much lower. And large loss activity returned to more normal levels. In addition, our BOP experience improved significantly as a result of the underwriting and pricing actions that we put in place last year to improve results.

The specialty segment continues to produce strong growth and profit. E&S property and workers compensation continue to meet or exceed expectations. E&S casualty had another excellent loss ratio result. Loss ratios were somewhat elevated because of less favorable development, but achieved targeted levels of profitability. Program experience was unaffected by RED. Despite that, loss ratios were a bit elevated due to two poor performing programs, but these were small programs. Jessica Buss will provide more color later in our presentation.

Putting aside the impact of the expired homeowner quota share treaty, personal insurance production declined. Retention is stable, but new business remains a challenge. We’re beginning to see an uptick in new business in those states where we’ve implemented our new Start Up program. But it will take some time to restore production to normal levels and overcome the residual impact of our homeowners remediation initiatives. Business insurance premium declined modestly due to policy loss and premiums ceded to the new property excess catastrophe reinsurance treaty, but prices were up 3.7%. Specialty production increased over 26% resulting from the acquisition of Partners General along with strong organic growth in the E&S casualty line. Program production also increased with the addition of three new programs booked in the latter half of last year. The workers compensation line continues to grow in the high single digit range driven primarily by our niche debit mod marketing efforts and small monoline workers compensation accounts distributed through Rockhill’s wholesale broker network.

We’ve had a multi-year effort to diversify our business, manage risk more effectively, and achieve price adequacy in all lines. All this has contributed to improved results and gives us confidence for future underwriting profitability and improved returns on equity.

With that, I’ll turn you over to Joel Brown to review the quarter for both the personal and business insurance segments. Joel?

Joel Brown - State Auto Financial Corporation - SVP, Standard Lines

Thank you, Bob. Standard Lines produced solid profits in the first quarter driven by outstanding property results. In the first quarter, personal insurance produced a loss ratio which was 3.7 points lower than the first quarter loss ratio in 2014. Personal auto was profitable, but did not perform as well quarter-over-quarter. We saw a year-over-year 3.8 point increase in the loss ratio in the first quarter. This increase was primarily driven by less favorable development of prior accident year losses compared to 2014. We are seeing an increase in our liability loss ratio impacted by non-cat, non-weather results. This increase is being partially offset by continued good results and improvement in our physical damage loss ratio.

Rate activity is strong for personal auto year-to-date. With approximately half of our 2015 rate changes approved, the rate change is 4.4%. The rate impact on earned premium was 5% for the quarter. Rate activity is outpacing our flat pure premium trend. Relative to fast track loss trends, we continue to perform better than the industry, most notably in the frequency area. Our personal auto book continues a favorable shift to more tenured business, lower violations and higher financial stability. We believe this positive shift is partially responsible for better loss frequency compared to industry results.

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APRIL 30, 2015 / 03:00PM GMT, STFC - Q1 2015 State Auto Financial Corp Earnings Call

Personal auto direct written premium is down for the first quarter. We continue to recover from prior years’ agency terminations, our aggressive homeowners remediation plan, and efforts to improve auto profitability in five focus states. Late last year, we introduced measures to stimulate additional new business production. This new pricing, which we’ve named the “Start-up Discount,” recognizes stability factors in prospective insureds based upon their buying habits and tenure with previous insurance companies. A total of 21 of our 28 states are now active with this new rating approach. The last seven states will receive this discount throughout the remainder of the year. Although still early, we are beginning to see month-over-month new business improvement in some key states since introducing this discount. Our efforts to stabilize policies in force were first focused on seven historically profitable states, which combined represent 42% of the Company’s countrywide premium. From a new business production standpoint, these seven states experienced a year-over-year written premium growth of 13% compared to the first quarter of 2014.

Retention is improving year-to-date compared to 2014. In the seven stabilization states mentioned earlier, we saw retention improve 3.2 points year-over-year.

Homeowners continues to perform very well and the first quarter delivered exceptional profit results. Our loss ratio in the first quarter demonstrated an 11 point improvement compared to the same period in 2014. The majority of the improvement came from the non-cat loss ratio, which was 37.5% for the quarter. Catastrophe losses in the quarter were similar to 2014, but non-cat weather improved by over five points.

Rate activity for homeowners is 4.5% for the year, and the first quarter rate impact on earned premium was 7.5%. Our pure premium trend continues to be slightly negative.

Homeowners premiums showed substantial growth for the quarter as the premium, which was formerly ceded to the quota share reinsurance treaty, is coming back online. Without the impact of the quota share, premiums were down for the quarter with the same factors, which are impacting auto growth- prior years’ agency terminations and the aggressive homeowners remediation plan — impacting the home line. As rate increases continue to moderate given profitable loss results, retention also improved for homeowners.

Moving to standard business, our business loss ratio result in the first quarter was solid and produced a significant 8.2 point improvement over the first quarter of 2014. Winter weather was milder than in 2014 and we did not experience the number of large fire losses this quarter as we did in the first quarter of last year. Written premiums and new business were down in the first quarter for business insurance.

The commercial marketplace is stable, loss results are generally good and the rate environment is flat to low single digits. Customers are not shopping and consequently we saw fewer new business opportunities in the first quarter. When new business opportunities are present, competition to write new business continues to increase. Despite the competition, our business insurance retention increased year-over-year by almost a point.

Rate, which is measured by price per exposure, increased 3.7% for the quarter. We’re pleased with this result and we continue to get solid rate yield on our smaller policies, which are subject to automated underwriting and pricing. We are also experiencing pricing more consistent with our models and continue to produce higher premium increases on those accounts which have greater exposure and higher hazard potential. Rates are exceeding loss trends in business insurance.

The commercial auto loss ratio was elevated by 10.8 points compared to the first quarter of 2014. The increase in the loss ratio was driven by less favorable development from prior years.

Commercial multi-peril improved by over 19 points compared to the same period in 2014. As mentioned earlier, in the first quarter, we saw more favorable weather and a return to more normal large loss activity. Within CMP, we are encouraged by the improvement of our business owners program. Last year to improve BOP results, we increased rate, restricted eligibility and modified classes of business, which could be quoted online. For the first quarter, the BOP line performed in line with our expectations.

Fire and Allied Lines, Other and Product Liability, and the Other Commercial Segment were all profitable in the quarter and each line showed improvement compared to the first quarter of 2014.

I’ll now turn you over to Jessica Buss to discuss Specialty results.

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APRIL 30, 2015 / 03:00PM GMT, STFC - Q1 2015 State Auto Financial Corp Earnings Call

Jessica Buss - State Auto Financial Corporation - SVP, Specialty Lines

Thanks, Joel. Overall Specialty had a strong first quarter in terms of growth and underwriting profit. Our overall specialty loss ratio was 57.8% for the first quarter of 2015 – an increase of three points over the same period 2014. Net written premiums increased 26.3% over the first quarter of 2014.

E&S property as a whole continues to see rate pressure and competition driven by excess capacity in the market. Even amidst an extremely competitive market, we had an exceptional first quarter with a loss ratio of 16.2%. While we reported quarter-over-quarter net premium growth of 9.2%, the increase was driven by reduced reinsurance costs. Direct written premiums for the first quarter actually declined 12.7% compared to the same period 2014 due to softening market conditions resulting in less new business opportunities. Our first quarter 2015 results were aided by reduced cat reinsurance costs, underwriting discipline, and strong broker relationships. That being said, the market continues to be competitive, causing new business opportunities and rates to be under pressure, which is unlikely to change unless we have a large hurricane or earthquake event. Without an event, we will continue to focus on niche opportunities at our target pricing and believe we can continue to write a similar sized property portfolio very profitably.

The overall E&S casualty market has continued to plug along at flat rates with no significant market changes since year end. Our niche underwriting, coupled with the acquisition of the general liability team made in the second quarter of 2014, added to very strong first quarter results. First quarter 2015 loss ratio of 57.8% was in line with expectations, however was 9.8 points higher than the first quarter of 2014. The casualty unit had 2014 reserve take-downs that were not repeated in 2015. In addition to good loss ratio performance, we grew premium by 46.2% for the quarter. Virtually all the total quarterly growth resulted from the acquisition of our general liability team and the subsequent book rollover.

Our Programs unit has gained momentum on building a portfolio of small to medium sized programs, and we continue to add and remove programs as warranted to achieve our profit goals. Program business produced a loss ratio of 71.6% compared to 66.8% for the first quarter of 2014. The increased loss ratio is attributable to two small programs which are currently in runoff due to performance issues. Our accident year loss ratio on current programs is in line with expectations and continues to improve. We consistently monitor pricing and underwriting performance on each of our programs to ensure that they are in line with established performance metrics. Quarter-over-quarter premium growth of 40% resulted from three new programs added at the end of 2014 and also organic growth in existing programs. Rate increases for the Programs unit in 2015 were 6.3%. We continue to see opportunities in this unit and feel we can continue to strategically pick programs that add diversity and are accretive to our underwriting profits.

Our specialty approach to workers compensation continues to reward us with first quarter 2015 representing the ninth continuous quarter of underwriting profit, and the line in general continues to outperform expectations. Workers compensation finished the quarter with a 63.3% loss ratio, which is two points better than the first quarter of 2014. Results continue to be aided by rate increases over the past three years, reduced frequency, consistent execution of case and claim management, and favorable prior year development. We achieved an overall rate increase of 2.3% on our workers compensation business in the quarter. Year-over-year growth of 8% was driven by our strategy to grow monoline business.

With that, I will turn you over to Steve English.

Steve English - State Auto Financial Corporation - SVP, CFO

Thanks, Jessica. My comments today will be brief and touch upon investment income, taxes and reserves. As disclosed in the supplemental schedules, our net investment income dropped in the quarter over $2 million sequentially and year-over-year entirely driven by TIPS volatility caused by the inflation adjustment. While we have lowered our exposure since December 31, 2014, we continue to like the diversification, liquidity, and inflation protection TIPS provide. Over the past five years on a total return basis, TIPS have performed comparably to the remaining portion of our fixed income portfolio.

Of course, now that the valuation allowance has been removed, our financial statements reflect the impact of taxes. The effective tax rate considers our current estimate for the year, including the impact of non-taxable items such as tax-exempt interest income and dividends received deductions. We allocate tax expense to net realized gains at a 35% effective rate with the balance reflected in operating earnings.

During the first quarter of 2015, RED reserves had no impact on our results. There were no material changes to loss estimates. We continue to handle the claims for the two largest programs ourselves and are seeing continued downward trends in outstanding claim counts.

For the restaurant program, which is protected by the Adverse Development Cover, outstanding claim counts at March 31, 2015 were 818, down from 898 at December 31, 2014 with 38 newly reported claims in the quarter. The trucking program’s outstanding claims are at 210, down from 277 at December 31, 2014, with only seven newly reported claims in the quarter. For the other RED programs, outstanding claims totaled 160 at March 31, 2015. RED reserves totaled $107.2 million of which 58% related to the restaurant program.

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APRIL 30, 2015 / 03:00PM GMT, STFC - Q1 2015 State Auto Financial Corp Earnings Call

For the quarter, STFC’s non-cat loss and allocated loss adjustment expense results experienced 1.5 points of overall favorable reserve development compared to the first quarter of 2014 when 5.8 points of favorable development emerged. There was no significant development of catastrophe loss reserves in the quarter. Our accident year non-cat loss ratio improved 7.4 points.

Finally, the statutory surplus of STFC’s insurance subsidiaries at March 31, 2015 totals $804 million.

And with that, we would like to open the line for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). , Arash Soleimani -KBW.

Arash Soleimani – KBW, Analyst

Just a couple questions here. (technical difficulty) why was there the decline (technical difficulty) rate increases there. What was —

Bob Restrepo - State Auto Financial Corporation - President, Chairman & CEO

Arash we’re having trouble with you cutting in and out.

Arash Soleimani – KBW, Analyst

I’m sorry. Is this any better?

Bob Restrepo - State Auto Financial Corporation - President, Chairman & CEO

Yes it is.

Arash Soleimani – KBW, Analyst

I just wanted to know with the business insurance, I know the net premiums written decreased this quarter. I was just wondering why that was because I know you were, I think, shifting to larger accounts in that segment and implementing some rate increases. So I just wanted to just look into that a bit more.

Bob Restrepo - State Auto Financial Corporation - President, Chairman & CEO

Yes, I’ll — Arash, I’ll let Joel Brown respond to that.

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APRIL 30, 2015 / 03:00PM GMT, STFC - Q1 2015 State Auto Financial Corp Earnings Call

Joel Brown - State Auto Financial Corporation - SVP, Standard Lines

Thank you for your question. It was driven entirely by new business. Our retention is up. We are still moving towards larger account business. In the first quarter our average account size was over 5% larger. But we’re just not seeing as many new business opportunities. We attribute some of that to the fact that the market is stable, there’s not a lot of pain out there, a lot of people aren’t shopping. So for us, it was just lack of new business that really impacted our overall premium.

Arash Soleimani – KBW, Analyst

Okay. And then what kind of traction are you seeing with the Start-up program on the personal auto side and have you disclosed what the discount is on that program that you are offering to policyholders?

Joel Brown - State Auto Financial Corporation - SVP, Standard Lines

This is Joel again. The discount differs by state. So, and it also differs based upon a multitude of factors. We do offset that discount though on the overall book. So our overall premiums are not going down as a result of that discount. Overall, we’re pleased with the results. We still have long ways to go to begin to see more new business growth. But we do think this Start-up Discount is the right kind of discount. It’s actuarially sound and it’s attracting the type of the business that we want to see, which typically is individuals that have been with their previous company three years or more.

Arash Soleimani – KBW, Analyst

Okay. And the last question I had, I know you unwound the quota share on the homeowners side. Can you explain why is the loss ratio when you have the regular, the loss ratio under the quota share and then pro forma loss ratio without the quota share? Why do those differ because I would think if you’re ceding let’s say, 75% of the premium because you also ceding the same proportion of the losses that the loss ratio would actually stay the same. So what is it that causes the delta there?

Steve English - State Auto Financial Corporation - SVP, CFO

Sure, Arash. This is Steve English. First off, not all of our states were included in that treaty. So, you do get differences in the overall book and versus what was ceded. And then you also have only particular action years are subject to the treaty and others are not. So in terms of development that comes through, it can impact slightly the ratios.

Operator

Paul Newsome, Sandler O’ Neill.

Paul Newsome - Sandler O’ Neill & Partners L.P. - Analyst

Good morning. Congratulations on the quarter’s results. We will enjoy following Mike again for public, but I’ll miss you Bob. I’m sure everyone else will too. I wanted to ask about the other rating agencies and whether or not there was any other sense that any of the other rating agencies thought or felt similar to what A.M. Best does?

Bob Restrepo - State Auto Financial Corporation - President, Chairman & CEO

Yes, I’ll let Steve reply.

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APRIL 30, 2015 / 03:00PM GMT, STFC - Q1 2015 State Auto Financial Corp Earnings Call

Steve English - State Auto Financial Corporation - SVP, CFO

You may not have seen it, but S&P just recently removed their negative outlook on us and left the rating as is. So, in many of the factors that they cited in that decision centered around the work that we had done on reshaping the homeowners book. They like the fact that we put in a Cat-ag this year to protect a downside risk on earnings and they also were pleased with the significant actions we took at the end of ‘14 on the RED business. So our rating now there is stable. We’ll be meeting with Moody’s later in the quarter and to be just perfectly honest, they wanted to get some of Mike’s thoughts on the business. So we’ve not yet moved ahead with our annual review with them. So that’s pending.

Paul Newsome - Sandler O’ Neill & Partners L.P. - Analyst

Sometimes the rating agencies, most notably Best, will give you sort of a checklist of things that they want you to do often related to capital. Did they give you something like that and is there kind of a — thoughts along, what that means in terms of capital strategy for example?

Bob Restrepo - State Auto Financial Corporation - President, Chairman & CEO

I’ll let Steve enhance, this is Bob Restrepo, Paul. Our issue wasn’t capital. It’s never been capital. We have a very strong capital position even with all the moving pieces I referred to over the past couple of years. Our issue was producing consistent underwriting profits and we’ve spent a lot of time in our presentation on our discussions over the past year, so with Best talking about our underlying underwriting profitability.

But at the end of the day their mechanisms look at an all-in result and an all-in result did not produce an underwriting profit over the past five years. So, if we’re producing the kind of results that we’ve been producing for two years and now in the first quarter ex-RED, ex-homeowner quota share, then we have a reasonably high level of confidence that we’ll have that rating restored. Steve, anything to add?

Steve English - State Auto Financial Corporation - SVP, CFO

No, I would just point out that in their release, they do highlight as one of our strengths, our risk-adjusted capital. So I just echo what Bob said.

Paul Newsome - Sandler O’ Neill & Partners L.P. - Analyst

That’s terrific. Obviously, as one of your peers once said, rating agencies like to shoot you when you’re down, but looks like they may have actually shot you after you were down and back up.

Bob Restrepo - State Auto Financial Corporation - President, Chairman & CEO

Okay. Thank you.

Steve English - State Auto Financial Corporation - SVP, CFO

Thanks.

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APRIL 30, 2015 / 03:00PM GMT, STFC - Q1 2015 State Auto Financial Corp Earnings Call

Operator

(Operator Instructions). Larry Greenberg, Janney Capital.

Larry Greenberg - Janney Capital Markets - Analyst

Hi, good morning. Just staying on the A.M. Best question. I think, Bob, you said that you would expect only a very minimal impact in terms of the business lines that you write. Can you just elaborate, where might there be, even if it is minimal, some impact in terms of your book?

Bob Restrepo - State Auto Financial Corporation - President, Chairman & CEO

Larry, and I’ll ask Joel and Jessica to comment. But just as an overview, when I talked about our business mix across all three segments, we tend to be very much of a small to medium-sized commercial account in both business insurance and specialty with the emphasis right now on small. And by small, I mean like under $25,000 in premium. And then in the Personal Lines segment, which is now less than 50% but still a significant percentage of our overall book.

They tend to not be affected by anything unless you’re getting into the B level. So in the Specialty segment it’s really no effect on workers compensation. We don’t expect any effect on our program business, but again that’s small, small business. We were concerned about the impact on the E&S and also concerned about the impact on our retail independent agents and wholesale broker relationships, which is really core to our strength in the marketplace going forward. We’ve checked with our field. We actually had two of our regions having agents’ advisory councils underway when we made the announcement and the feedback from Clyde Fitch, our Chief Sales Officer and our regional presence is actually quite positive that they don’t see this as a reason to change their relationship, or their placement habits going forward. And I’ll let Jessica talk about her feedback from the wholesale brokers in a second. But before that, Joel, anything to add from a personal insurance or business insurance impact standpoint?

Joel Brown - State Auto Financial Corporation - SVP, Standard Lines

The only thing I would add. Hi, Larry this is Joel, the only thing I would add is the fact that we do have a large account segment in business insurance that tends to be accounts $100,000 and above. If we see an impact, it will be most likely in that area. We haven’t heard anything yet. We’ve checked with some of our large brokers and similar to Bob’s comments haven’t heard concern. But that’s the area that we’re keeping our eye on the most.

Joel Brown - State Auto Financial Corporation - SVP, Standard Lines

Jessica?

Jessica Buss - State Auto Financial Corporation - SVP, Specialty Lines

Yes, hi Larry, it’s Jessica. Yes, a couple overall comments. First of all, I don’t know if everyone on the call remembers this, so Rockhill actually started as an A- company. And so, we have experience writing most of the lines we currently write today at an A- and all that business can be written at an A-.

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APRIL 30, 2015 / 03:00PM GMT, STFC - Q1 2015 State Auto Financial Corp Earnings Call

I would say the largest issue we’re going to experience is simply a leverage by competitors. And that will probably only last 30 days to 100 days and then it will quiet down. So we’ll be very focused on our broker relationships and customer service during that time period. But again that’s more of an optic than a real writing issue. And some of the feedback we’ve actually gotten is that, they feel more comfortable actually being an A- stable than this sort of looming negative outlook. So, that there’s just no more question of whether or not the rating is going to actually be changed. By segment quickly, workers compensation, as Bob mentioned, of course is no issue. RTW used to write as a B, they’re guaranteed by the state fund, and have a very good reputation in the market.

We’ll echo what Bob said on programs, don’t expect any issues there. May change some of the new things that we could have done, such as public entity or types of programs that would require higher rating, but don’t foresee any issue. Our biggest concern was on the E&S side, on the property and casualty side. The feedback we’ve gotten from our brokers, which of course we have a limited distribution model, has been very, very positive. I believe the work that we’ve done on broker relations has paid huge dividends in this respect.

We do not expect a significant increase. We may see some pushback where our accounts have a larger accounts similar to what Joel talked about especially where there are risk managers involved. But otherwise, we’re not expecting any sort of material impact to top line and the biggest issue again will just be noise from the competitors over the next 30 days to 180 days.

Larry Greenberg - Janney Capital Markets - Analyst

Thanks, that’s helpful. And then, I don’t know, if there is any color, Steve, that you can shed on how the conversation about RED went, but that was clearly an issue that was highlighted by Best as well.

Steve English - State Auto Financial Corporation - SVP, CFO

Sure, I’ll comment that we walked Best through all the programs: what we had done, what we had seen, why we did what we did, when we did it, walked them through the placement of the adverse development cover. At the end of the day, I believe that while they mentioned the potential for further adverse development in their release, the primary driver was the five-year operating result. And that they, I believe, they’re more comfortable with what we have done on the RED reserves than perhaps what they indicated in their press release. So, that would be my color.

Larry Greenberg - Janney Capital Markets - Analyst

Great, that’s helpful. And then can you give us some order of magnitude on the prior period development swings in both personal and commercial auto versus a year ago?

Steve English - State Auto Financial Corporation - SVP, CFO

At this point, I’m going to stick with what we’ve disclosed, Larry. And at the end of year, as is our common practice, we’ll do more by line numbers. To the extent the commentary that was provided does point out that personal auto and commercial auto were two lines that were indeed affected by that.

Larry Greenberg - Janney Capital Markets - Analyst

Okay. And then lastly, Jessica, these two small run-off programs that did a little bit in the quarter. Is that anything that will continue, I mean, do you continue to recognize some premiums off of that, that will have somewhat elevated loss ratios?

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APRIL 30, 2015 / 03:00PM GMT, STFC - Q1 2015 State Auto Financial Corp Earnings Call

Jessica Buss - State Auto Financial Corporation - SVP, Specialty Lines

Yes, Larry. There were two programs as you mentioned, one of them was extremely small, will have minimal to no earned premium. The other one was also small, but will not effectively terminate until 6/30/15. It was a non-standard auto program in California. So there will be some runoff premium. Last year, I believe we wrote about $12.5 million at a 100% and then, so probably about $8 million at 65% for the public company.

So it’s small dollars, but there will be some runoff premium. We have implemented rate increases on that, that were approved in the State of California. So I would expect the impact to be small moving forward on that program.

Larry Greenberg - Janney Capital Markets - Analyst

Great, thank you. And I too want to extend best wishes and good luck to both Bob and Mike going forward.

Bob Restrepo - State Auto Financial Corporation - President, Chairman & CEO

Thanks, Larry.

Steve English - State Auto Financial Corporation - SVP, CFO

This is Steve English. I just wanted to do a follow-up to Arash’s question because there is another factor that drives those loss ratios and the fact that the quota share, we did not cede unallocated loss adjustment expenses. And so, that is — that’s probably the primary driver. I tend to think of that in the components of Cat loss, non-Cat loss and ULAE as separate buckets. But then when I realized in the schedules, you’re looking at a change includes ULAE, that’s the driver, the fact that the quota share treaty didn’t cede ULAE.

Bob Restrepo - State Auto Financial Corporation - President, Chairman & CEO

Thanks, Steve.

Operator

(Operator Instructions) And we have no further questions at this time, I’ll turn the call back to Ms. Shull for closing remarks.

Tara Shull - State Auto Financial Corporation - IR & Finance Director

Thank you, Candace. We want to thank all of you for participating in our conference call and for your continued interest and support of State Auto Financial Corporation. We look forward to speaking with you again on our second quarter earnings call, which is currently scheduled for July 30, 2015. Thank you and have a good day.

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APRIL 30, 2015 / 03:00PM GMT, STFC - Q1 2015 State Auto Financial Corp Earnings Call

Operator

Thank you. That concludes today’s first quarter 2015 earnings conference call. Thank you for participating. You may now disconnect.

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